Exhibit 21
SUBSIDIARIES OF THE COMPANY (consolidated as of March 31, 2020)

Name of Subsidiary	Organized Under Law Of:
Alliance One (Beijing) Enterprise Management and Consulting Co. LTD.	China
Alliance One Brasil Exportadora de Tabacos Ltda.	Brazil
Alliance One Cut Rag	United States
Alliance One International GmbH	Switzerland
Alliance One International, LLC	United States
Alliance One International Holdings, Ltd.	United Kingdom
Alliance One International Services Limited	United Kingdom
Alliance One International Singapore Pte Ltd.	Singapore
Alliance One International Tabak B.V.	The Netherlands
Alliance One International Tobacco, Inc.	United States
Alliance One Macedonia AD	Macedonia
Alliance One Myanmar Co., Ltd.	Myanmar
Alliance One Rotag AG	Germany
Alliance One Services (Thailand)	Thailand
Alliance One Specialty Products, LLC	United States
Alliance One Tobacco (Kenya) Limited	Kenya
Alliance One Tobacco (Malawi) Limited	Malawi
Alliance One Tobacco Argentina S.A.	Argentina
Alliance One Tobacco Bulgaria EOOD	Bulgaria
Alliance One Tobacco Canada, Inc.	Canada
Alliance One Tobacco d.o.o.	Serbia
Alliance One Tobacco Guatemala, S.A.	Guatemala
Alliance One Tobacco Tanzania Ltd.	Tanzania
Alliance One Tobacco (Uganda) Limited	Uganda
Alliance One Tutun A.S.	Turkey
Alliance One Zambia Ltd.	Zambia
AOSP Investments LLC	United States
FIGR East, Inc.	Canada
Eastern Carolina Packaging, LLC	United States
FIGR Canada Holding ULC	Canada
FIGR Norfolk, Inc.	Canada
Gadora Tobacco P.S.C.	Jordan
Global Leaf Trading - FZE	Dubai
Global Specialty Products, LLC	United States
Humble Juice Co., LLC	California
Intabex Netherlands BV	The Netherlands
Kingolwira Tobacco Company Ltd.	Tanzania
Leaf Trading Company Ltd.	Russia
Mashonaland Tobacco Company (Pvt.) Ltd.	Zimbabwe
Mashonaland Tobacco Holdings (Pvt) Ltd.	Zimbabwe
Mauritius Tobacco Investments Ltd.	Mauritius
Pureag-NC, LLC	United States
P.T. Alliance One Indonesia	Indonesia
P.T. Indonesia Tri Sembilan	Indonesia
Pyxus Agricultural Holdings Ltd.	United Kingdom
Pyxus Agriculture Ltd. (Malawi)	Malawi
Pyxus Agriculture Tanzania Ltd.	Tanzania
Pyxus Agriculture USA, LLC	United States
Rio Grande Tabacos Ltda.	Brazil
Standard Commercial SA	Switzerland
Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom
Trans-Continental Leaf Tobacco Corporation Ltd.	Liechtenstein
Twelfth State Brands, LLC	United States

Name of Subsidiary	Organized Under Law Of:
World Leaf Trading - Africa	Mauritius
World Leaf Trading - Cayman	Cayman Islands
World Leaf Trading - FZE	Dubai
Zip Fulfillment LLC	United States

Pursuant to Item 601(b)(21) of Regulation S–K, the Company has omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of March 31, 2020 under Rule 1–02(w) of Regulation S–X.

In connection with the effectiveness of the Plan, the Company’s interests in all its subsidiaries have been transferred to Pyxus Holdings, Inc.